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                                                                    EXHIBIT 4.31

     NUMBER                                                       SHARES


                                                       CUSIP _________________
                         CHANCELLOR MEDIA CORPORATION

            (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)


This is to certify that



is the owner of ________________________________________________________ SHARES
OF FULLY PAID AND NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION'S $3.00 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE

transferable only on the books of the Corporation by the holder hereof or by its duly authorized attorney upon surrender of this Certificate properly endorsed. Reference is made hereby to the further provisions of this Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set at this place.

        This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        Witness the seal of the Corporation and the signatures or the facsimile thereof of its duly authorized officers.

Dated:


       ----------------------                          ------------------------
       Secretary                                       Chief Executive Officer


                                         Countersigned and Registered
                                         THE BANK OF NEW YORK
                                                    Transfer Agent and Registrar
                                         By:

                                                    --------------------------
                                                    Authorized Signature


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                         CHANCELLOR MEDIA CORPORATION

    RESTRICTIONS ON TRANSFER AND VOTING: The Amended and Restated Certificate of Incorporation of the Corporation provides that to the extent prohibited by law, (i) the Corporation shall not issue in excess of 25% of its capital stock outstanding at any time to or for the account of any "Alien" or "Aliens"; (ii) the Corporation shall not permit the transfer on its books of any of its capital stock to or for the account of any Alien if, after giving effect to such transfer, the capital stock held by or for the account of any Alien or Aliens would exceed 25% of the Corporation's capital stock outstanding at any time; and (iii) no Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of the total voting power of all the shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time. The term "Alien" means any person who is a citizen of a country other than the United States; any entity organized under the laws of a government other than the government of the United States or any state, territory or possession thereof; a government other than the government of the United States or of any state, territory or possession thereof; or a representative of, or an individual or entity controlled by, any of the foregoing.

    The Corporation is authorized to issue shares of more than one class and to issue shares in more than one series of at least one class. The Corporation will furnish without charge to each receipt holder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other specified rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights, including the Certificate of Designation of the $3.00 Convertible Exchangeable Preferred Stock. Any such request should be addressed to Chancellor Media Corporation, 433 East Las Colinas Boulevard, Suite 1130, Irving, Texas, 75039,
Attention: Treasurer.

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common   UNIF GIFT TO MIN ACT -      Custodian
 TEN ENT - as tenants by the                            ------         --------
           entireties                                   (Cust)          (Minor)
 JT TEN -  as joint tenants with                        under Uniform Gift to
           right of survivorship                        Minor Act
           and not as tenants                                    ------------
           in common                                                (State)



Additional abbreviations may also be used though not in the above list.


For value received,         hereby sell(s), assign(s) and transfer(s)  unto
                   --------                                                -----

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(Please print or typewrite name, address including postal zip code and Social
Security or other identifying number of assignee)
                                                 ------------------------------
shares represented by the certificate and all right thereunder and do(es) hereby irrevocably constitute and appoint
                                         --------------------------------------
attorney to transfer the said stock on the books of the within name Corporation with full power of substitution in the premises.

Dated:                                        Signature
      ------------------------------                   ------------------------
                                              NOTICE: The signature to this
                                              assignment must correspond with
                                              the name as written upon the face
                                              of this certificate in every
                                              particular, without alteration or
                                              enlargement or any change
                                              whatever.

Signature guaranteed by
                       =======================================================
                       THE FOLLOWING MUST BE EXECUTED BY THE ASSIGNEE OF THIS CERTIFICATE BEFORE TRANSFER MAY BE MADE ON THE BOOKS OF THE CORPORATION:

                                 is an Alien (as defined above)
                              ---
                                 is not an Alien
                              ---

                       and that, if any other person can vote or direct or control the vote of such shares, or if such shares are held for the account of any other person, to the best of the undersigned's knowledge, such other person is an Alien (as defined above)
                              ---
                                 is not an Alien
                              ---

                       Dated                             Signature
                            -----------------------               --------------